Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Hudson Global, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-119563) on Form S-4 and (Nos. 333-104209, 333-104210, 333-104212, 333-117005, 333-117006, 333-126915, 333-161170, 333-161171, 333-176007, 333-182973 and 333-212941) on Form S-8 of Hudson Global, Inc. of our reports dated March 3, 2017, with respect to the consolidated balance sheets of Hudson Global, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedules listed in Item 15(2), and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Hudson Global, Inc.

/s/ KPMG LLP

New York, New York

March 3, 2017